Exhibit 8.2

L U I S J . C R E E L L U J Á N † S A M U E L G A R C Í A - C U É L L A R S . †	B E R N A R D O S E P Ú L V E D A A M O R C O N S E J E R O

C A R L O S    A I Z A    H A D D A D

J E A N    M I C H E L    E N R Í Q U E Z    D A H L H A U S

L U I S    G E R A R D O    G A R C Í A    S A N T O S    C O Y G I O V A N N

I    R A M Í R E Z    G A R R I D O

S A N T I A G O    S E P Ú L V E D A    Y T U R B E C A R L O S

D E    I C A Z A    A N E I R O S

C A R L O S    D E L    R Í O    S A N T I S O

L E O N E L    P E R E Z N I E T O    D E L    P R A D O P E D R O

V E L A S C O    D E    L A    P E Ñ A

F R A N C I S C O    M O N T A L V O    G Ó M E Z  E D U A R D

O    G O N Z Á L E Z    I R Í A S

C A R L O S    Z A M A R R Ó N    O N T I V E R O S

R O D R I G O    C A S T E L A Z O    D E    L A    F U E N TE

J O R G E    M O N T A Ñ O    V A L D É S

F R A N C I S C O    J .    P E N I C H E    B E G U E R I S S E

A L E J A N D R O    S A N T O Y O    R E Y E S

O M A R    Z Ú Ñ I G A    A R R O Y O

M E R C E D E S    H A D D A D    A R Á M B U R O

M A U R I C I O    S E R R A L D E    R O D R Í G U E Z B E G O Ñ A

 C A N C I N O    G A R Í N

J O R G E    E .    C O R R E A    C E R V E R A B A D I R

T R E V I Ñ O - M O H A M E D

H U M B E R T O   B O T  T  I    O R I V E

L U I S   I G N A C I O   V Á Z Q U E Z   R U Í Z

C A R L O S   M E N A   L A B A R T H E

E D U A R D O   F L O R E S   H E R R E R A

I  K  E  R   I.  A  R  R  I  O  L  A   P  E  Ñ  A  L  O  S  A

J  O  S  É   I   G  N  A  C  I  O   S  E  G  U  R  A    A  L  O  N  S  O

E  M  I  L  I  O   A  A  R  Ú  N   C  O  R  D  E  R  O

N  A  R  C  I  S  O   C  A  M  P  O  S   C  U  E  V  A  S

omarzuñiga@creel.mx

+52(55)4748-0665

July 30, 2019

Banco Santander, S.A.

Ciudad Grupo Santander

28660 Boadilla del Monte (Madrid), Spain

Re: Opinion of Creel García-Cuéllar Aiza y Enríquez, Mexican Counsel to the Registrant, as to Mexican Tax Consequences of the Exchange Offer

Ladies and Gentlemen:

We have acted as special Mexican tax counsel to Banco Santander, S.A., a corporation incorporated under the laws of Spain (the “Company”), in connection with the preparation and filing of the Registration Statement on Form F-4 of the Company, as amended or supplemented through the date hereof (the “Registration Statement”). This opinion is being furnished in accordance with the requirements of Section 601(b)(8) of Regulation S-K of the Securities Act of 1933, as amended (the “Act”).

The discussions under the captions “Questions and Answers about the Proposed Exchange Offers”, “Summary–Tax Consequences–Mexican Tax Consequences” and “The Exchange

Offers–Tax Consequences–Mexican Tax Consequences” in the Registration Statement, with respect to Mexican tax legal matters and subject to the conditions and limitations described therein, set forth our opinion with respect to the material Mexican tax considerations applicable generally to the exchange of Santander Mexico Securities (as that term is defined in the Registration Statement) for Santander Spain Securities (as that term is defined in the Registration Statement) pursuant to the exchange offer.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading “The Exchange Offers–Tax Consequences–Mexican Tax Consequences” in the Registration Statement.

Sincerly, /s/ Omar Zuñiga Arroyo Creel, García - Cuéllar, Aiza y Enríquez, S.C. Creel, García-Cuéllar, Aiza y Enríquez, S.C.

T O R E   V I R R E Y E S

P E D R E G A L   2 4 ,   P I S O  2 4

C O L.   M O L I N O   D E L  R E Y

C I U D A D   D E   M É X I C O,   M É X I C O   1 1 0 4 0

+ 5 2  (5 5)  4 7 4 8  0 6 0 0

C O R P O R A T I V O  E Q U U S

R I C A R D O  M A R G A I N  Z O Z A Y A  3 3 5 ,  T O R R E  2,  P I S O  2 2

C O L .  V A L L E   D E L   C A M P E S T R E

S A N  P E D R O   G A R Z A   G A R C I A ,  N . L . ,  M É X I C O  6 6 2 6 5

+ 5 2  (8 1)  8 3 6 3  4 2 2 1